UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2015
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ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Utah (State or Other Jurisdiction of Incorporation)	001-12307 (Commission File Number)	87-0227400 (IRS Employer Identification No.)
One South Main, 15th Floor, Salt Lake City, Utah 84133 (Address of Principal Executive Office)
(801) 844-7637 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2015, Doyle L. Arnold notified Zions Bancorporation (the “Company”) that he intends to retire from his positions of Vice Chairman and Chief Financial Officer of the Company, effective in early May, subsequent to the filing of the Company’s first quarter financial results. Mr. Arnold will continue to work with the Company as necessary to assist with the transition of his responsibilities for a period of time mutually convenient to the Company and Mr. Arnold.
On March 20, 2015, the Company also announced that Mr. Arnold will be succeeded by Paul Burdiss, who is expected to assume the roles of Executive Vice President and Chief Financial Officer effective upon Mr. Arnold’s retirement. Mr. Burdiss, 49, most recently served as Corporate Treasurer for SunTrust Banks, Inc. From 2006 until he joined SunTrust in 2011, he served as Corporate Treasurer at Comerica Bank.
The press release issued by the Company announcing these matters is attached hereto as Exhibit 99.1.
There is no arrangement or understanding between Mr. Burdiss and any other person under which he was selected to succeed Mr. Arnold. He does not have any family relationship with any director, executive officer or person nominated or serving as a director or executive officer of the Company. Other than his employment relationship, Mr. Burdiss does not have a direct or indirect material interest in any transaction in which the Company is a participant.
Pursuant to Mr. Burdiss’ offer of employment from the Company, he will receive the following compensation: (1) an annual base salary of $550,000; (2) participation in the Company’s cash incentive program, which provides cash awards to the Company’s executive officers and other key employees based on the achievement of goals established annually by the Company’s Compensation Committee, with a targeted cash award of $385,000 for Mr. Burdiss’ performance during 2015; (3) a one-time cash award of $150,000 to compensate Mr. Burdiss in part for incentives forfeited from his former employer; (4) a one-time equity grant or equivalent award with a value (calculated as of his date of hire, which is expected to be April 13, 2015) of approximately $500,000 to compensate Mr. Burdiss in part for incentives forfeited from his former employer, which award will vest in equal parts over two years; (5) participation in the Company’s long-term incentive compensation programs, including equity plans, upon terms and in amounts established by the Company’s Compensation Committee and approved by the Board, commensurate with other named executive officers of the Company; (6) assistance in connection with his relocation to the Salt Lake City area; and (7) vacation, holiday, personal leave, and participation in the Company’s health and welfare, 401(k) and other employee benefits plans in accordance with their terms. Upon the commencement of his employment, the Company will also enter into a change in control agreement with Mr. Burdiss upon terms substantially similar to those with other senior executives of the Company. Further information about the Company’s executive compensation, incentive plans, benefits, and change in control agreements is included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 17, 2014.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1    Zions Bancorporation Press Release dated March 20, 2015.

signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Zions Bancorporation

Date: March 20, 2015	By:/s/ Thomas E. Laursen Thomas E. Laursen Executive Vice President, General Counsel and Secretary